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                                                                    EXHIBIT 10.2

                                        CONFIDENTIAL MATERIALS OMITTED AND FILED
                                     SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                     COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS

                    SS&C TECHNOLOGIES, INC. ("the Company")
             SENIOR OFFICER SHORT-TERM INCENTIVE PLAN ("the Plan")


Background:  Compensation at the Company comprises (1) base salary, (2) fringe
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benefits, (3) short-term incentives and (4) long-term incentives (i.e. stock options). In years prior to 1997, most short-term incentives have been commissions and bonuses awarded by the CEO, largely at his discretion. The Board of Directors and Senior Management therefore desire to formalize the awarding of bonuses, through the establishment of this Plan, so that all parties have a clear understanding of the Company's annual financial goals and the potential rewards for meeting such goals or exceeding such goals.


                                  DEFINITIONS
                                  -----------

Aggregate Salaries:  The total of all Participants' Base Salaries for the
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Company fiscal year ("the Plan Year").

Base Salary:  The amount earned by the Participant during the course of the Plan
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Year, excluding bonuses and/or commissions.

Participant:  The determination of who will be a Participant in the Plan will be
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made by the Compensation Committee of the Company's Board of Directors ("the
Committee") at the beginning of the Plan Year, or in the case of 1997, upon enactment of the Plan. The Committee may also approve a new Participant during the course of the Plan Year; however, such Participant's Base Salary for purposes of any calculation made pursuant to this Plan will be prorated based on the number of days in which such individual was a Participant. A Participant must also be employed by the Company at the end of the Plan Year in the same position that the individual held at the beginning of the Plan Year, or in a position of greater responsibility within the Company. Should this not be the case, such individual will not be considered a Participant and such individual's bonus, if any, will be determined by the Committee in its sole discretion.

Pre-tax Net Income ("PTNI"):  PTNI will be determined based on the comparable
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amount in the Company's annual audited financial statements prior to the bonus accrual applicable to this Plan and adjusted for the impact of tax-exempt income and such other adjustments as the Committee in its sold discretion considers appropriate.
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                                            CONFIDENTIAL MATERIALS OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                            AND EXCHANGE COMMISSION. ASTERISKS
                                            DENOTE SUCH OMISSIONS.


Planned Earnings Per Share ("PEPS"): PEPS is the net income planned for the
--------------------------
Company's fiscal year before income taxes and the bonuses applicable to this Plan. The PEPS can be adjusted during the course of the Plan Year by the Committee as it, in its sole discretion, may consider appropriate, for major events not included in the initial net income plan for the Company. Two examples of this type of an adjustment would be earnings from an acquisition made during the Plan Year or a write-off of purchased in process research and development.

                                 BONUS FORMULA
                                 -------------

The Total Bonus available for all Participants will be based upon achievement of the PEPS:

     (1) If PEPS is * * * * * but less than * * * * * , the bonus will be 10% of Aggregate Salaries

     (2) If PEPS is * * * * * but less than * * * * * , the bonus will be 30% of Aggregate Salaries

     (3)  If PEPS is * * * * * or more the bonus will be 50% of Aggregate
Salaries

The Total Bonus will be reduced by any bonus reduction resulting from the Participant limitations described in the next section.


                          DISTRIBUTION OF TOTAL BONUS
                          ---------------------------

The Total Bonus will be paid in cash or restricted securities to the Participants not later than 105 days after the completion of the Plan Year. Each Participants' share of the Total Bonus will be calculated as follows:

(1) 75% of the Total bonus will be awarded based on the relationship that each Participant's Base Salary bears to the Aggregate Salaries. (For example, if PTNI equaled 100% of PEPS, the award to each Participant would be 50% of Base Pay multiplied by 75%).

(2) The remaining 25% of the Total Bonus will be awarded to individual Participants in an amount determined by the Committee.
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Notwithstanding the foregoing, the Total Bonus payable to any Participant is limited to the lesser of $1,000,000 or five times a Participant's Base Salary. Furthermore, the bonus otherwise payable to a Participant who receives commissions, shall be reduced by 50% of the total commissions earned by such Participant during the Plan Year. Any bonus reduction resulting from the foregoing limitations will reduce the Total Bonus for all Participants.